UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2012

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor		HM 08
8 Par-La-Ville Rd, Hamilton, Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

In connection with its previously announced transaction, on June 15, 2012, Central European Media Enterprises Ltd. (the “Company”) issued 2,000,000 shares of Class A common stock (the “RSL Shares”) to RSL Capital LLC (“RSL Investor”) and 9,901,260 shares of Class A common stock (the “TW Shares”) to Time Warner Media Holdings B.V. (“TW Investor”), each at a price of $7.51 per share, for aggregate proceeds to the Company of approximately $89 million (collectively, the “Equity Subscriptions”).  Agreements related to the Equity Subscriptions were previously described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 30, 2012.

In consummating the Equity Subscriptions, the Company relied on an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, based on (i) representations to the Company made by TW Investor and RSL Investor that each was an accredited investor and that the TW Shares and RSL Shares were being acquired for investment and (ii) the fact that TW Investor and RSL Investor were the only persons offered the Company’s Class A common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: June 18, 2012	/s/ David Sach
David Sach
Chief Financial Officer